Exhibit 10.1

AMENDMENT NO. 2 TO CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 2 TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”) to the Convertible Promissory Note dated December 4, 2025, as amended by that certain Amendment No. 1 to Convertible Promissory Note dated as of March 20, 2026 (as so amended, the “Note”), is dated effective as of June 1, 2026, by and among Brag House Holdings, Inc., a Delaware corporation (“Brag House”), House of Doge Inc., a Texas corporation (“House of Doge,” and together with Brag House, the “Issuers”), and YA II PN, LTD., a Cayman Islands exempted limited partnership (the “Holder,” and together with the Issuers, the “Parties”).

RECITALS

WHEREAS, the Issuers, jointly and severally, issued the Note in favor of the Holder in the aggregate original principal amount of up to $11,000,000;

WHEREAS, on March 20, 2026, the Parties entered into Amendment No. 1 to Convertible Promissory Note (the “First Amendment”), which, among other things, extended the Maturity Date to June 1, 2026 and reduced the aggregate principal amount available for advance under the Note to $3,850,000;

WHEREAS, the Parties now desire to further amend the Note to, among other things, extend the Maturity Date by an additional sixty (60) days and to provide for certain payments to be made by the Issuers to the Holder in connection with such extension; and

WHEREAS, the Parties have agreed to amend the Note as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the Parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, each intending to be legally bound, agree as follows:

AGREEMENT

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Note (as amended by the First Amendment), except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Note (as amended by the First Amendment), the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Extension of Maturity Date. The Maturity Date of the Note is hereby amended and extended from June 1, 2026 to July 31, 2026. All references in the Note and the First Amendment to the “Maturity Date” shall be deemed to refer to July 31, 2026.

5. Payment Upon Execution. As a condition to the effectiveness of this Amendment, simultaneously with the execution and delivery of this Amendment, the Issuers shall pay to the Holder (i) an amount equal to One Hundred Thousand Dollars ($100,000), which payment shall be in consideration of the extension set forth herein and other costs and expenses incurred by the Holder in connection with the Note, and (ii) an additional amount equal to Two Hundred Thousand Dollars ($200,000) (the collectively, the “Execution Date Payments”) which payment shall be applied to reduce the outstanding balance of the Note.

6. Covenants Regarding ClearCore Solutions, Inc. Stock. The Parties acknowledge and agree that as of the date hereof, the 9,000,000 shares of Class B Common Stock of CleanCore Solutions, Inc. (“ZONE Shares”) in the name of Dogecoin Ventures, Inc. (“Dogecoin Ventures”) have been deposited into a securities account with Revere Securities LLC (“Securities Intermediary”), and Dogecoin Ventures has provided a power of attorney to the Securities Intermediary to act on its behalf in connection with the delivery of any proceeds from the sale of ZONE Shares to the Holder in order to satisfy the obligations under the Note. For any and all sales or trades of any of the ZONE Shares, the Issuers shall take all steps necessary to promptly cause the consideration received (net only of customary brokerage commissions) to be immediately transferred to the Holder for payment of the obligations under the Note.

7. Not a Novation. This Amendment is a modification of the Note only and not a novation. Except as expressly modified hereby, all of the terms, conditions, covenants and other provisions of the Note and the First Amendment shall remain in full force and effect and are hereby ratified and confirmed in all respects.

8. Effect on Transaction Documents. The Amendment shall become effective on the date (such date, the “Effective Date”) when Holder receives of a duly executed signature page from an authorized officer of each Issuer, the Holder signs this Amendment, and the Holder received the Execution Date Payments. On and after the Effective Date, each reference in the Note and the other Transaction Documents to the Note shall mean and be a reference to the Note as amended by this Amendment. This Amendment shall be deemed a “Transaction Document” as defined in the Note.

9. Joint and Several Liability. The obligations of the Issuers under this Amendment, including without limitation the obligation to make the Execution Date Payments, shall be joint and several.

10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart by electronic transmission (including by

.pdf format) shall be equally effective as delivery of a manually executed counterpart.

12. Entire Agreement. This Amendment, together with the Note, the First Amendment, and the other Transaction Documents, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, commitments, offers, contracts and writings with respect to the subject matter hereof. Except as expressly amended by this Amendment, all the terms and provisions of the Note are hereby ratified and affirmed in all respects.

13. Representations and Warranties. The Issuers hereby represent and warrant that (a) this Amendment is the legal, valid and binding obligation of such Issuer, enforceable against the Issuer in accordance with its terms, (b) no breach, default, Event of Default or, to the Issuer’s knowledge, a potential breach, default or Event of Default shall have occurred and be continuing and (c) the representations and warranties set forth in the Note and in the other Transaction Documents are true and correct in all respects on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date).

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

ISSUERS:

BRAG HOUSE HOLDINGS, INC.

By:	/s/ Lavell Juan Malloy, II
Name:	Lavell Juan Malloy, II
Title:	Chief Executive Officer

HOUSE OF DOGE INC.

By:	/s/ Marco Margiotta
Name:	Marco Margiotta
Title:	Chief Executive Officer

HOLDER:

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Manager

[Signature Page to Amendment No. 2 to Convertible Promissory Note]

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